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                                                                    Exhibit 4.21

                          CERTIFICATE OF INCORPORATION

                                       OF

                          WELLMAN DELAWARE HOLDING INC.

     FIRST: The name of the Corporation is Wellman Delaware Holding Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock of the par value of one cent ($.01) per share.

     FIFTH: The affirmative vote or consent of the holders of greater than Fifty Percent (50%) of the outstanding Common Stock of the Corporation shall be necessary to approve any action to be taken by the stockholders of the Corporation.

     SIXTH: The names and addresses of those persons who shall serve as Directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified are as follows:

NAMES                                   MAILING ADDRESSES
Thomas M. Duff                          Shrewsbury Executive Center
                                        1040 Broad Street, Suite 302
                                        Shrewsbury, NJ 07702

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NAMES                                   MAILING ADDRESSES
Clifford J. Christenson                 Shrewsbury Executive Center
                                        1040 Broad Street, Suite 302
                                        Shrewsbury, NJ 07702

     SEVENTH: The name and mailing address of the Incorporator is as follows:

NAME                                    MAILING ADDRESSES
Christine M. Marx                       2700 Hospital Trust Tower
                                        Providence, RI 02903

     EIGHTH: The Corporation is to have perpetual existence.

     NINTH: Elections of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

     TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

     ELEVENTH: The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the time this Article became effective.


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

     TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of incorporation, in the manner now or hereafter prescribed by statute.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of December, 1989.


                                        ----------------------------------------
                                        Christine M. Marx


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

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          WELLMAN DELAWARE HOLDING INC.

                                    * * * * *

     WELLMAN DELAWARE HOLDING INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Wellman Delaware Holding Inc. by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the FIRST Article thereof in its entirety so that as amended said Article shall be and read as follows:

          "FIRST: The name of the corporation is Prince, Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of said corporation have given written consent to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IT WITNESS WHEREOF, said Wellman Delaware Holding Inc. has caused this certificate to be signed by Clifford J. Christenson, its Vice President and attested by David K. Duffell, its Secretary this 30th day of November, 1990.

                                        WELLMAN DELAWARE HOLDING INC.


                                        By /s/ Clifford J. Christensen
                                           -------------------------------------
                                           Clifford J. Christsenson
                                           Vice President


ATTEST:


By /s/ David K. Duffell
   -------------------------------------
   David K. Duffell
   Assistant Secretary


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                              CERTIFICATE OF MERGER

                                       OF

                               NECR HOLDINGS, INC.
                            (a Delaware corporation)

                                       AND

                                  PRINCE, INC.
                            (a Delaware corporation)

     It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) NECR Holdings, Inc., which is incorporated under the laws of the State of Delaware; and

          (ii) Prince, Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Prince, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Prince, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: Prince, Inc., Corporate Offices, 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702.

     6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

Dated: August 28, 1995.                 NECR HOLDINGS, INC.


                                        By: /s/ Keith R. Phillips
                                            ------------------------------------
                                        Name: Keith R. Phillips
                                        Title: Vice President


Dated: August 28, 1995.                 PRINCE, INC.


                                        By: /s/ Keith R. Phillips
                                            ------------------------------------
                                        Name: Keith R. Phillips
                                        Title: Vice President


/s/ Claudia Schurin
-------------------------------------
Witness: 8/28/95


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